Exhibit 99.1

Starbucks Reports Q4 and Full Year Fiscal 2017 Results
Q4 GAAP Earnings Per Share of $0.54; Non-GAAP Earnings Per Share Increases to $0.55
Q4 Global and U.S. Comps Up 2%, Up 3% adjusted for Hurricane Impact; China Up 8%; Global Traffic Up 1%
Board Approves 20% Increase in Quarterly Dividend, to $0.30 Per Share
Company Commits to Returning $15 Billion to Shareholders Over Next 3 Years; Updates Long Term Financial Targets

SEATTLE; November 2, 2017 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended October 1, 2017. Note that fiscal 2016 contained an extra week in the fourth quarter, resulting in incremental revenue and income in the comparable periods, which had 14- and 53-weeks, respectively. Further, GAAP results in fiscal 2017 include items related to strategic actions the company is taking as it focuses on accelerating growth in high-returning businesses and streamlining its operations. These items include restructuring and impairment charges, transaction and integration costs, gains related to changes in ownership of international markets, and other items, which are excluded from non-GAAP results. A reconciliation of non-GAAP measures with their corresponding GAAP measures is available at the end of this release.

The company will hold a conference call, hosted by Kevin Johnson, president and ceo, and Scott Maw, cfo, today at 2:00 p.m. Pacific Time, in order to provide further commentary around Starbucks non-GAAP business results. The call will be webcast and can be accessed at http://investor.starbucks.com.

Q4 Fiscal 2017 Highlights

•	Global comparable store sales increased 2%, driven by a 2% increase in average ticket and a 1% increase in transactions; up 3% excluding the impact from Hurricanes Harvey and Irma

◦	Americas comp store sales increased 3%, driven by a 2% increase in average ticket and a 1% increase in transactions

◦	U.S. comp store sales increased 2%; excluding the impact from Hurricanes Harvey and Irma, U.S. comp sales up 3%, driven by a 1% increase in transactions

◦	CAP comp store sales increased 2%; China comp store sales increased 8%, driven by a 7% increase in transactions

•	Consolidated net revenues of $5.7 billion versus $5.7 billion in the prior year quarter. Excluding $412.4 million for the extra week in Q4 FY16, consolidated net revenues grew 8%

•	GAAP operating income of $1.0 billion declined 16.7% compared to the prior year quarter. Non-GAAP operating income grew 2.8% to $1.1 billion

•
GAAP operating margin of 17.9% declined 360 basis points compared to the prior year quarter. Non-GAAP operating margin of 20.0% declined 90 basis points primarily due to increased investments in our store partners

•	GAAP Earnings Per Share of $0.54 was flat to the prior year quarter. Non-GAAP EPS grew 10.0% to $0.55 per share

•	The company opened 603 net new stores globally, bringing total store count to 27,339 across 75 countries

•	Membership in Starbucks Rewards grew 11% year-over-year to 13.3 million active members in the U.S., with member spend representing 36% of U.S. company-operated sales

•	Mobile Order and Pay reached 10% of transactions in U.S. company-operated stores

Fiscal Year 2017 Highlights

•	Global comparable store sales increased 3%, comprised of a 3% increase in the Americas segment and a 3% increase in the CAP segment

◦	U.S. comp store sales increased 3%; China comp store sales increased 7%, driven by a 5% increase in transactions

•	Consolidated net revenues of $22.4 billion grew 5% versus the prior year. Excluding $412.4 million for the extra week in Q4 FY16, consolidated net revenues grew 7% year over year

•	GAAP operating income of $4.1 billion declined 0.9% compared to the prior year. Non-GAAP operating income grew 7.8% to $4.4 billion

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•	GAAP operating margin of 18.5% declined 110 basis points compared to the prior year. Non-GAAP operating margin expanded 10 basis points to 19.7%

•	GAAP Earnings Per Share of $1.97 grew 3.7% versus the prior year. Non-GAAP EPS grew 11.4% to $2.06 per share

"Today, Starbucks reported another quarter - and year - of strong performance, with each of our business segments around the world contributing to record results,” said Kevin Johnson, ceo and president. “Food, beverage and digital innovation are bringing customers into our stores at the same time as ongoing operational improvements are enabling us to drive increased throughput - particularly in our busiest stores at peak - and deliver a further elevated Starbucks Experience to our customers.”

“Starbucks delivered solid top and bottom line growth - and our strongest quarterly traffic number in the U.S. since mid-2016 - despite a difficult operating environment in both the quarter and year,” said Scott Maw, cfo. “Continued strong growth and performance from CAP demonstrates that Starbucks now has two significant profit engines driving our global returns, our North America business and the broader CAP market.”

Long Term Financial Targets
The company provides the following updates to long term financial targets; more detail will be provided during its Q4 FY17 earnings conference call today at 2:00 p.m. Pacific Time. Following the call, these items can be accessed on the company's Investor Relations website.

•	Annual global comparable store sales growth of 3% to 5%

•	Annual consolidated net revenue growth in the high single digits

•	Annual earnings per share growth of 12% or greater

•	Annual ROIC of 25% or greater

Fiscal Year 2018 Financial Targets
The company will introduce fiscal year 2018 financial targets during its Q4 FY17 earnings conference call starting today at 2:00 p.m. Pacific Time. These items can be accessed on the company's Investor Relations website during and after the call.

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Fourth Quarter Fiscal 2017 Summary

	Quarter Ended Oct 1, 2017
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	2%	1%	2%
Americas	3%	1%	2%
CAP	2%	1%	1%
EMEA(2)	1%	(2)%	3%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates. For fiscal 2016, comparable store sales percentages were calculated excluding the 53rd week.

(2) Company-operated stores represent 17% of the EMEA segment store portfolio as of October 1, 2017.

Operating Results	Quarter Ended		Change
	Oct 1, 2017	Oct 2, 2016
($ in millions, except per share amounts)	(13 Weeks Ended)	(14 Weeks Ended)
Net New Stores (1)	603	690	(87)
Revenues	$5,698.3	$5,711.2	0%
Operating Income	$1,022.5	$1,227.5	(17)%
Operating Margin	17.9%	21.5%	(360) bps
EPS	$0.54	$0.54	0%
(1) Q4 2017 net new stores include the closure of 54 Teavana-branded stores.

Consolidated net revenues of $5.7 billion in Q4 FY17 were flat to the prior year quarter, which included an extra week. Excluding $412.4 million for the extra week in Q4 FY16, consolidated net revenues grew 8%, driven by incremental revenues from the opening of 2,254 net new stores over the past 12 months and a 2% growth in global comparable store sales. The impact from Hurricanes Irma and Harvey affected consolidated and U.S. comp growth by 1% as over 1,000 stores were temporarily closed for storm related reasons.

Consolidated operating income declined 17% to $1,022.5 million in Q4 FY17, down from $1,227.5 million in Q4 FY16. Consolidated operating margin declined 360 basis points to 17.9%, primarily due to increased partner investments, largely in the Americas segment, and the lapping of the 53rd week in Q4 FY16. Additionally, operating margin was adversely impacted by product mix shift, largely towards food, a higher donation to The Starbucks Foundation, and costs related to restructuring and impairments. These were partially offset by sales leverage.
Q4 Americas Segment Results

	Quarter Ended		Change
	Oct 1, 2017	Oct 2, 2016
($ in millions)	(13 Weeks Ended)	(14 Weeks Ended)
Net New Stores	257	307	(50)
Revenues	$3,949.0	$3,968.1	0%
Operating Income	$903.7	$1,096.9	(18)%
Operating Margin	22.9%	27.6%	(470) bps

Net revenues for the Americas segment of $3.9 billion in Q4 FY17 were flat to the prior year quarter, which included an extra week. Excluding $288.9 million for the extra week in Q4 FY16, net revenues grew 7%, driven by incremental revenues from 952 net new store openings over the past 12 months and a 3% growth in comparable store sales.

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Operating income of $903.7 million in Q4 FY17 declined 18% versus $1,096.9 million in Q4 FY16. Operating margin of 22.9% declined 470 basis points primarily due to increased investments in our store partners (employees), product mix shift, largely towards food, and the lapping of the 53rd week in Q4 FY16.
Q4 China/Asia Pacific Segment Results

	Quarter Ended		Change
	Oct 1, 2017	Oct 2, 2016
($ in millions)	(13 Weeks Ended)	(14 Weeks Ended)
Net New Stores	296	316	(20)
Revenues	$859.9	$839.2	2%
Operating Income	$201.7	$192.4	5%
Operating Margin	23.5%	22.9%	60 bps

Net revenues for the China/Asia Pacific segment grew 2% over Q4 FY16 to $859.9 million in Q4 FY17. Excluding $56.9 million for the extra week in Q4 FY16, net revenues grew 10%, primarily driven by incremental revenues from 1,036 net new store openings over the past 12 months and a 2% growth in comparable store sales. The increase was partially offset by unfavorable foreign currency translation.

Q4 FY17 operating income of $201.7 million grew 5% over Q4 FY16 operating income of $192.4 million. Operating margin expanded 60 basis points to 23.5%, primarily driven by higher income from our joint venture operations and partially offset by the lapping of the 53rd week in Q4 FY16.
Q4 EMEA Segment Results

	Quarter Ended		Change
	Oct 1, 2017	Oct 2, 2016
($ in millions)	(13 Weeks Ended)	(14 Weeks Ended)
Net New Stores	104	77	27
Revenues	$269.9	$270.2	0%
Operating Income	$34.8	$45.8	(24)%
Operating Margin	12.9%	17.0%	(410) bps

Net revenues for the EMEA segment of $269.9 million in Q4 FY17 were flat to the prior year quarter, which included an extra week. Excluding $18.3 million for the extra week in Q4 FY16, net revenues grew 7%, driven by incremental revenues from the opening of 339 net new licensed stores over the past 12 months.

Operating income of $34.8 million in Q4 FY17 declined 24% versus operating income of $45.8 million in Q4 FY16. Operating margin declined 410 basis points to 12.9% primarily driven by sales deleverage in certain company-operated stores, the impact of a tax settlement, and the lapping of the 53rd week in Q4 FY16. Partially offsetting the decline was sales leverage due to the shift in the portfolio towards more licensed stores.

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Q4 Channel Development Segment Results

	Quarter Ended		Change
	Oct 1, 2017	Oct 2, 2016
($ in millions)	(13 Weeks Ended)	(14 Weeks Ended)
Revenues	$514.9	$518.5	(1)%
Operating Income	$246.7	$244.3	1%
Operating Margin	47.9%	47.1%	80 bps

Net revenues for the Channel Development segment of $514.9 million in Q4 FY17 declined 1% versus the prior year quarter, which included an extra week. Excluding $39.9 million for the extra week in Q4 FY16, net revenues grew 8%, driven by higher sales through our foodservice, international and U.S. packaged coffee channels.

Operating income of $246.7 million in Q4 FY17 increased 1% compared to Q4 FY16. Operating margin expanded 80 basis points to 47.9% primarily driven by the lapping of the 53rd week in Q4 FY16.
Q4 All Other Segments Results

	Quarter Ended		Change
	Oct 1, 2017	Oct 2, 2016
($ in millions)	(13 Weeks Ended)	(14 Weeks Ended)
Net New Stores	(54)	(10)	(44)
Revenues	$104.6	$115.2	(9)%
Operating Loss	$(46.0)	$(10.1)	355%

All Other Segments primarily includes Teavana-branded stores, Seattle’s Best Coffee, as well as Starbucks Reserve® and Roastery businesses. The increase in the operating loss in Q4 FY17 compared to Q4 FY16 was primarily due to restructuring and impairment costs related to our strategy to close Teavana retail stores and focus on Teavana tea within Starbucks stores.

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Full Year Financial Results

	Year Ended October 1, 2017
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	3%	0%	3%
Americas	3%	0%	4%
CAP	3%	1%	1%
EMEA(2)	1%	(1)%	1%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates. For fiscal 2016, comparable store sales percentages were calculated excluding the 53rd week.

(2) Company-operated stores represent 17% of the EMEA segment store portfolio as of October 1, 2017.

Operating Results	Year Ended		Change
	Oct 1, 2017	Oct 2, 2016
($ in millions, except per share amounts)	(52 Weeks Ended)	(53 Weeks Ended)
Net New Stores (1)	2,254	2,042	212
Revenues	$22,386.8	$21,315.9	5%
Operating Income	$4,134.7	$4,171.9	(1)%
Operating Margin	18.5%	19.6%	(110) bps
EPS	$1.97	$1.90	4%
(1) Fiscal 2017 net new stores include the net closure of 64 Teavana-branded stores.

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Company Updates

•
Starbucks appointed Rosalind Brewer as group president, Americas and chief operating officer, effective October 2nd. Brewer reports to Kevin Johnson and serves as a member of the Starbucks senior leadership team. She also continues to serve on the Starbucks board of directors. As group president, Americas and chief operating officer, Brewer leads the company’s operating businesses across the Americas (U.S., Canada, and Latin America), as well as the global functions of supply chain, product innovation, and store development organizations.

•
Unilever and Starbucks today announced entry into a definitive agreement for Unilever to acquire the assets of the TAZO® brand including TAZO®’s signature recipes, intellectual property and inventory for $384 million. In turn, Starbucks will drive a single tea brand strategy and focus with its super premium tea brand, Teavana.

•
The company announced in September that it had entered into an agreement with its long-time strategic partner Maxim’s Caterers Limited – a leading restaurant operator of multiple brands across Asia – to fully license Starbucks operations in Singapore, including transitioning the more than 130 company-operated Starbucks stores open in the market today. The partnership between Starbucks and Maxim’s started in 2000 in Hong Kong. Currently, they operate more than 210 Starbucks stores across Cambodia, Hong Kong, Macau and Vietnam.

•
On September 20th the company launched Starbucks Rewards™ in Japan, a loyalty program which offers members exclusive and personalized benefits. Alongside the launch of the program, the company launched a redesigned mobile app for iPhone® and Android™, with updates that make it easier to track stars earned and to redeem rewards. Additionally, the new digital Starbucks Card feature allows users to instantly receive a digital card, makes joining Starbucks Rewards™ quick and convenient, and provides a fast and convenient way for customers to pay at the more than 1,200 stores across the country.

•
In the wake of unprecedented storms impacting Texas, Florida and Puerto Rico, Starbucks granted more than 2,100 Caring Unites Partners (CUP) Fund grants to impacted partners. And Starbucks customers engaged in the overall relief effort as well, donating nearly $900,000 to the American Red Cross, Center for Disaster Philanthropy and Music City Cares Fund through the Starbucks mobile app and in its stores.

•	The company repurchased 15.1 million shares of common stock in Q4 FY17; approximately 80 million shares remain available for purchase under current authorizations.

•	The Board of Directors declared a cash dividend of $0.30 per share, an increase of 20%, payable on December 1, 2017, to shareholders of record as of November 16, 2017.

•	The company announced a new commitment of returning $15 billion to shareholders over the next 3 years through dividends and share repurchases.

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Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo, and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Saturday, December 2, 2017.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

Forward-Looking Statements
This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, resilience, momentum, and potential of our business, operations, and brand, the impact of our food, beverage and digital innovation, operational improvements, our two significant profit engines driving our global returns, our customer base, our focus on accelerating growth in high-returning businesses and streamlining operations, revenues, operating margins, comparable store sales, and ROIC, our commitment of returning $15 billion to shareholders over the next three years through dividends and share buybacks, our fiscal 2018 and long-term financial targets, and our strategic, operational, and digital moves, including the purchase of the remaining 50% ownership of the East China market and the closure of Teavana stores. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan, the purchase of the remaining 50% ownership of the East China market and the closure of Teavana stores, the acceptance of the company’s products by our customers, our ability to obtain financing on acceptable terms, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 2, 2016. The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tom Shaw	Alisha Damodaran
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Oct 1, 2017	Oct 2, 2016	% Change	Oct 1, 2017	Oct 2, 2016

	(13 Weeks Ended)	(14 Weeks Ended)		As a % of total net revenues
Net revenues:
Company-operated stores	$4,477.0	$4,507.8	(0.7)%	78.6%	78.9%
Licensed stores	617.6	593.2	4.1	10.8	10.4
CPG, foodservice and other	603.7	610.2	(1.1)	10.6	10.7
Total net revenues	5,698.3	5,711.2	(0.2)	100.0	100.0
Cost of sales including occupancy costs(1)	2,352.9	2,254.2	4.4	41.3	39.5
Store operating expenses	1,639.8	1,562.3	5.0	28.8	27.4
Other operating expenses	131.1	122.1	7.4	2.3	2.1
Depreciation and amortization expenses	255.4	249.9	2.2	4.5	4.4
General and administrative expenses	385.2	401.2	(4.0)	6.8	7.0
Restructuring and impairments(2)	33.3	—	nm	0.6	—
Total operating expenses	4,797.7	4,589.7	4.5	84.2	80.4
Income from equity investees	121.9	106.0	15.0	2.1	1.9
Operating income	1,022.5	1,227.5	(16.7)	17.9	21.5
Interest income and other, net(3)	151.6	12.5	1,112.8	2.7	0.2
Interest expense	(22.3)	(24.7)	(9.7)	(0.4)	(0.4)
Earnings before income taxes	1,151.8	1,215.3	(5.2)	20.2	21.3
Income tax expense	362.5	413.5	(12.3)	6.4	7.2
Net earnings including noncontrolling interests	789.3	801.8	(1.6)	13.9	14.0
Net earnings/(loss) attributable to noncontrolling interests	0.8	0.8	—	—	—
Net earnings attributable to Starbucks	$788.5	$801.0	(1.6)	13.8%	14.0%

Net earnings per common share - diluted	$0.54	$0.54	—%
Weighted avg. shares outstanding - diluted	1,451.2	1,478.4

Cash dividends declared per share	$0.30	$0.25

Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				36.6%	34.7%
Other operating expenses as a % of non-company-operated store revenues				10.7%	10.1%
Effective tax rate including noncontrolling interests				31.5%	34.0%

(1)	As a result of our restructuring efforts, $11.3 million was recorded in cost of sales including occupancy cost related to inventory write-offs.

(2)
Represents restructuring charges of $27.3 million associated with our Teavana-branded stores, $4.1 million related to our Starbucks Canada retail business and $1.9 million related to our e-commerce business.

(3)	Included in interest income and other, net is the Q4 FY17 gain on the sale of our Singapore retail operations of $83.9 million.

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	Year Ended			Year Ended
	Oct 1, 2017	Oct 2, 2016	% Change	Oct 1, 2017	Oct 2, 2016

	(52 Weeks Ended)	(53 Weeks Ended)		As a % of total net revenues
Net revenues:
Company-operated stores	$17,650.7	$16,844.1	4.8%	78.8%	79.0%
Licensed stores	2,355.0	2,154.2	9.3	10.5	10.1
CPG, foodservice and other(1)	2,381.1	2,317.6	2.7	10.6	10.9
Total net revenues	22,386.8	21,315.9	5.0	100.0	100.0
Cost of sales including occupancy costs(2)	9,038.2	8,511.1	6.2	40.4	39.9
Store operating expenses	6,493.3	6,064.3	7.1	29.0	28.4
Other operating expenses	553.8	545.4	1.5	2.5	2.6
Depreciation and amortization expenses	1,011.4	980.8	3.1	4.5	4.6
General and administrative expenses	1,393.3	1,360.6	2.4	6.2	6.4
Restructuring and impairments(3)	153.5	—	nm	0.7	—
Total operating expenses	18,643.5	17,462.2	6.8	83.3	81.9
Income from equity investees	391.4	318.2	23.0	1.7	1.5
Operating income	4,134.7	4,171.9	(0.9)	18.5	19.6
Interest income and other, net(4)	275.3	108.0	154.9	1.2	0.5
Interest expense	(92.5)	(81.3)	13.8	(0.4)	(0.4)
Earnings before income taxes	4,317.5	4,198.6	2.8	19.3	19.7
Income tax expense	1,432.6	1,379.7	3.8	6.4	6.5
Net earnings including noncontrolling interests	2,884.9	2,818.9	2.3	12.9	13.2
Net earnings/(loss) attributable to noncontrolling interests	0.2	1.2	(83.3)	—	—
Net earnings attributable to Starbucks	$2,884.7	$2,817.7	2.4%	12.9%	13.2%

Net earnings per common share - diluted	$1.97	$1.90	3.7%
Weighted avg. shares outstanding - diluted	1,461.5	1,486.7

Cash dividends declared per share	$1.05	$0.85

Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				36.8%	36.0%
Other operating expenses as a % of non-company-operated store revenues				11.7%	12.2%
Effective tax rate including noncontrolling interests				33.2%	32.9%

(1)	CPG revenues included an unfavorable revenue deduction adjustment pertaining to periods prior to FY17 of $13.2 million, as recorded in Q2 FY17.

(2)	As a result of our restructuring efforts, $11.3 million was recorded in cost of sales including occupancy cost related to inventory write-offs.

(3)
Represents restructuring and impairment charges of $129.6 million associated with our Teavana-branded stores, goodwill impairment of $17.9 million related to our Switzerland retail business, and restructuring charges associated with Starbucks Canada retail and e-commerce businesses of $4.1 million and $1.9 million, respectively.

(4)
Included in interest income and other, net is the Q4 FY17 gain on the sale of our Singapore retail operations of $83.9 million and the Q2 FY17 gain on the sale of our investment in Square, Inc. warrants of $41 million.

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Segment Results (in millions)

Americas

	Oct 1, 2017	Oct 2, 2016	% Change	Oct 1, 2017	Oct 2, 2016

Quarter Ended	(13 Weeks Ended)	(14 Weeks Ended)		As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,524.1	$3,550.1	(0.7)%	89.2%	89.5%
Licensed stores	414.7	410.5	1.0	10.5	10.3
Foodservice and other	10.2	7.5	36.0	0.3	0.2
Total net revenues	3,949.0	3,968.1	(0.5)	100.0	100.0
Cost of sales including occupancy costs	1,483.5	1,406.0	5.5	37.6	35.4
Store operating expenses	1,326.0	1,259.7	5.3	33.6	31.7
Other operating expenses	32.0	10.2	213.7	0.8	0.3
Depreciation and amortization expenses	154.3	148.5	3.9	3.9	3.7
General and administrative expenses	45.4	46.8	(3.0)	1.1	1.2
Restructuring and impairments(1)	4.1	—	nm	0.1	—
Total operating expenses	3,045.3	2,871.2	6.1	77.1	72.4
Operating income	$903.7	$1,096.9	(17.6)%	22.9%	27.6%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				37.6%	35.5%
Other operating expenses as a % of non-company-operated store revenues				7.5%	2.4%

	Oct 1, 2017	Oct 2, 2016	% Change	Oct 1, 2017	Oct 2, 2016

Year Ended	(52 Weeks Ended)	(53 Weeks Ended)		As a % of Americas total net revenues
Net revenues:
Company-operated stores	$13,996.4	$13,247.4	5.7%	89.4%	89.5%
Licensed stores	1,617.3	1,518.5	6.5	10.3	10.3
Foodservice and other	39.0	29.5	32.2	0.2	0.2
Total net revenues	15,652.7	14,795.4	5.8	100.0	100.0
Cost of sales including occupancy costs	5,720.3	5,271.9	8.5	36.5	35.6
Store operating expenses	5,320.2	4,909.3	8.4	34.0	33.2
Other operating expenses	128.5	96.0	33.9	0.8	0.6
Depreciation and amortization expenses	615.0	590.1	4.2	3.9	4.0
General and administrative expenses	201.4	186.1	8.2	1.3	1.3
Restructuring and impairments(1)	4.1	—	nm	—	—
Total operating expenses	11,989.5	11,053.4	8.5	76.6	74.7
Operating income	$3,663.2	$3,742.0	(2.1)%	23.4%	25.3%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				38.0%	37.1%
Other operating expenses as a % of non-company-operated store revenues				7.8%	6.2%

(1)	Represents restructuring charges of $4.1 million related to our Starbucks Canada retail business.

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China/Asia Pacific (CAP)

	Oct 1, 2017	Oct 2, 2016	% Change	Oct 1, 2017	Oct 2, 2016

Quarter Ended	(13 Weeks Ended)	(14 Weeks Ended)		As a % of CAP total net revenues
Net revenues:
Company-operated stores	$770.0	$756.4	1.8%	89.5%	90.1%
Licensed stores	88.7	81.6	8.7	10.3	9.7
Foodservice and other	1.2	1.2	—	0.1	0.1
Total net revenues	859.9	839.2	2.5	100.0	100.0
Cost of sales including occupancy costs	369.6	363.2	1.8	43.0	43.3
Store operating expenses	226.6	221.4	2.3	26.4	26.4
Other operating expenses	20.5	22.1	(7.2)	2.4	2.6
Depreciation and amortization expenses	53.3	48.9	9.0	6.2	5.8
General and administrative expenses	46.8	37.2	25.8	5.4	4.4
Total operating expenses	716.8	692.8	3.5	83.4	82.6
Income from equity investees	58.6	46.0	27.4	6.8	5.5
Operating income	$201.7	$192.4	4.8%	23.5%	22.9%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				29.4%	29.3%
Other operating expenses as a % of non-company-operated store revenues				22.8%	26.7%

	Oct 1, 2017	Oct 2, 2016	% Change	Oct 1, 2017	Oct 2, 2016

Year Ended	(52 Weeks Ended)	(53 Weeks Ended)		As a % of CAP total net revenues
Net revenues:
Company-operated stores	$2,906.0	$2,640.4	10.1%	89.7%	89.8%
Licensed stores	327.4	292.3	12.0	10.1	9.9
Foodservice and other	6.8	6.1	11.5	0.2	0.2
Total net revenues	3,240.2	2,938.8	10.3	100.0	100.0
Cost of sales including occupancy costs	1,393.9	1,296.7	7.5	43.0	44.1
Store operating expenses	845.5	779.4	8.5	26.1	26.5
Other operating expenses	74.6	70.3	6.1	2.3	2.4
Depreciation and amortization expenses	202.2	180.6	12.0	6.2	6.1
General and administrative expenses	156.0	130.3	19.7	4.8	4.4
Total operating expenses	2,672.2	2,457.3	8.7	82.5	83.6
Income from equity investees	197.0	150.1	31.2	6.1	5.1
Operating income	$765.0	$631.6	21.1%	23.6%	21.5%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				29.1%	29.5%
Other operating expenses as a % of non-company-operated store revenues				22.3%	23.6%

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EMEA

	Oct 1, 2017	Oct 2, 2016	% Change	Oct 1, 2017	Oct 2, 2016

Quarter Ended	(13 Weeks Ended)	(14 Weeks Ended)		As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$141.4	$156.0	(9.4)%	52.4%	57.7%
Licensed stores	113.7	100.2	13.5	42.1	37.1
Foodservice	14.8	14.0	5.7	5.5	5.2
Total net revenues	269.9	270.2	(0.1)	100.0	100.0
Cost of sales including occupancy costs	140.8	137.7	2.3	52.2	51.0
Store operating expenses	63.1	51.2	23.2	23.4	18.9
Other operating expenses	13.8	15.0	(8.0)	5.1	5.6
Depreciation and amortization expenses	8.4	8.4	—	3.1	3.1
General and administrative expenses	9.0	12.1	(25.6)	3.3	4.5
Total operating expenses	235.1	224.4	4.8	87.1	83.0
Operating income	$34.8	$45.8	(24.0)%	12.9%	17.0%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				44.6%	32.8%
Other operating expenses as a % of non-company-operated store revenues				10.7%	13.1%

	Oct 1, 2017	Oct 2, 2016	% Change	Oct 1, 2017	Oct 2, 2016

Year Ended	(52 Weeks Ended)	(53 Weeks Ended)		As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$551.0	$732.0	(24.7)%	54.4%	65.1%
Licensed stores	407.7	339.5	20.1	40.2	30.2
Foodservice	55.0	53.4	3.0	5.4	4.7
Total net revenues	1,013.7	1,124.9	(9.9)	100.0	100.0
Cost of sales including occupancy costs	533.5	565.0	(5.6)	52.6	50.2
Store operating expenses	214.1	260.6	(17.8)	21.1	23.2
Other operating expenses	59.1	57.0	3.7	5.8	5.1
Depreciation and amortization expenses	31.3	40.8	(23.3)	3.1	3.6
General and administrative expenses	41.7	51.4	(18.9)	4.1	4.6
Restructuring and impairments(1)	17.9	—	nm	1.8	—
Total operating expenses	897.6	974.8	(7.9)	88.5	86.7
Income from equity investees	—	1.5	(100.0)	—	0.1
Operating income	$116.1	$151.6	(23.4)%	11.5%	13.5%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				38.9%	35.6%
Other operating expenses as a % of non-company-operated store revenues				12.8%	14.5%

(1)	Represents goodwill impairment related to our Switzerland retail business recorded in Q3 FY17.

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Channel Development

	Oct 1, 2017	Oct 2, 2016	% Change	Oct 1, 2017	Oct 2, 2016

Quarter Ended	(13 Weeks Ended)	(14 Weeks Ended)		As a % of Channel Development total net revenues
Net revenues:
CPG	$396.0	$401.7	(1.4)%	76.9%	77.5%
Foodservice	118.9	116.8	1.8	23.1	22.5
Total net revenues	514.9	518.5	(0.7)	100.0	100.0
Cost of sales	278.9	271.9	2.6	54.2	52.4
Other operating expenses	49.3	56.7	(13.1)	9.6	10.9
Depreciation and amortization expenses	0.5	0.7	(28.6)	0.1	0.1
General and administrative expenses	2.8	4.9	(42.9)	0.5	0.9
Total operating expenses	331.5	334.2	(0.8)	64.4	64.5
Income from equity investees	63.3	60.0	5.5	12.3	11.6
Operating income	$246.7	$244.3	1.0%	47.9%	47.1%

	Oct 1, 2017	Oct 2, 2016	% Change	Oct 1, 2017	Oct 2, 2016

Year Ended	(52 Weeks Ended)	(53 Weeks Ended)		As a % of Channel Development total net revenues
Net revenues:
CPG(1)	$1,543.7	$1,488.2	3.7%	76.9%	77.0%
Foodservice	464.9	444.3	4.6	23.1	23.0
Total net revenues	2,008.6	1,932.5	3.9	100.0	100.0
Cost of sales	1,074.3	1,042.6	3.0	53.5	54.0
Other operating expenses	222.2	228.5	(2.8)	11.1	11.8
Depreciation and amortization expenses	2.2	2.8	(21.4)	0.1	0.1
General and administrative expenses	10.9	17.9	(39.1)	0.5	0.9
Total operating expenses	1,309.6	1,291.8	1.4	65.2	66.8
Income from equity investees	194.4	166.6	16.7	9.7	8.6
Operating income	$893.4	$807.3	10.7%	44.5%	41.8%

(1)	Includes an unfavorable revenue deduction adjustment pertaining to periods prior to FY17 of $13.2 million, as recorded in Q2 FY17.

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All Other Segments

	Oct 1, 2017	Oct 2, 2016	% Change

	(13 Weeks Ended)	(14 Weeks Ended)
Quarter Ended
Net revenues:
Company-operated stores	$41.5	$45.3	(8.4)%
Licensed stores	0.5	0.9	(44.4)
CPG, foodservice and other	62.6	69.0	(9.3)
Total net revenues	104.6	115.2	(9.2)
Cost of sales including occupancy costs(1)	78.5	69.9	12.3
Store operating expenses	24.1	30.0	(19.7)
Other operating expenses	15.3	16.1	(5.0)
Depreciation and amortization expenses	0.7	3.1	(77.4)
General and administrative expenses	2.8	6.2	(54.8)
Restructuring and impairments(2)	29.2	—	nm
Total operating expenses	150.6	125.3	20.2
Operating loss	$(46.0)	$(10.1)	355.4%

	Oct 1, 2017	Oct 2, 2016	% Change

Year Ended	(52 Weeks Ended)	(53 Weeks Ended)
Net revenues:
Company-operated stores	$197.3	$224.3	(12.0)%
Licensed stores	2.6	3.9	(33.3)
CPG, foodservice and other	271.7	296.1	(8.2)
Total net revenues	471.6	524.3	(10.1)
Cost of sales including occupancy costs(1)	308.0	316.5	(2.7)
Store operating expenses	113.5	115.0	(1.3)
Other operating expenses	68.2	91.4	(25.4)
Depreciation and amortization expenses	10.1	13.3	(24.1)
General and administrative expenses	14.6	26.5	(44.9)
Restructuring and impairments(3)	131.5	—	nm
Total operating expenses	645.9	562.7	14.8
Operating loss	$(174.3)	$(38.4)	353.9%

(1)	As a result of our restructuring efforts, $9.3 million was recorded in cost of sales including occupancy cost related to inventory write-offs.
(2) Represents restructuring related costs associated with our Teavana-branded stores and our e-commerce business of $27.3 million and $1.9 million, respectively.
(3) Represents restructuring and impairment charges of $129.6 million associated with our Teavana-branded stores as well as restructuring charges associated with our e-commerce business of $1.9 million.

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STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Oct 1, 2017	Oct 2, 2016
ASSETS
Current assets:
Cash and cash equivalents	$2,462.3	$2,128.8
Short-term investments	228.6	134.4
Accounts receivable, net	870.4	768.8
Inventories	1,364.0	1,378.5
Prepaid expenses and other current assets	358.1	347.4
Total current assets	5,283.4	4,757.9
Long-term investments	542.3	1,141.7
Equity and cost investments	481.6	354.5
Property, plant and equipment, net	4,919.5	4,533.8
Deferred income taxes, net	795.4	885.4
Other long-term assets	362.8	403.3
Other intangible assets	441.4	516.3
Goodwill	1,539.2	1,719.6
TOTAL ASSETS	$14,365.6	$14,312.5
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$782.5	$730.6
Accrued liabilities	1,934.5	1,999.1
Insurance reserves	215.2	246.0
Stored value card liability	1,288.5	1,171.2
Current portion of long-term debt	—	399.9
Total current liabilities	4,220.7	4,546.8
Long-term debt	3,932.6	3,185.3
Other long-term liabilities	755.3	689.7
Total liabilities	8,908.6	8,421.8
Shareholders’ equity:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,431.6 and 1,460.5 shares, respectively	1.4	1.5
Additional paid-in capital	41.1	41.1
Retained earnings	5,563.2	5,949.8
Accumulated other comprehensive loss	(155.6)	(108.4)
Total shareholders’ equity	5,450.1	5,884.0
Noncontrolling interests	6.9	6.7
Total equity	5,457.0	5,890.7
TOTAL LIABILITIES AND EQUITY	$14,365.6	$14,312.5

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

Fiscal Year Ended	Oct 1, 2017	Oct 2, 2016	Sep 27, 2015
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$2,884.9	$2,818.9	$2,759.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,067.1	1,030.1	933.8
Deferred income taxes, net	95.1	265.7	21.2
Income earned from equity method investees	(310.2)	(250.2)	(190.2)
Distributions received from equity method investees	186.6	223.3	148.2
Gain resulting from acquisition/sale of equity in joint ventures and certain retail operations	(93.5)	(6.1)	(394.3)
Loss on extinguishment of debt	—	—	61.1
Stock-based compensation	176.0	218.1	209.8
Excess tax benefit on share-based awards	(77.5)	(122.8)	(132.4)
Goodwill impairments	87.2	—	—
Other	68.9	45.1	53.8
Cash provided by changes in operating assets and liabilities:
Accounts receivable	(96.8)	(55.6)	(82.8)
Inventories	14.0	(67.5)	(207.9)
Accounts payable	46.4	46.9	137.7
Stored value card liability	130.8	180.4	170.3
Other operating assets and liabilities	(4.7)	248.8	261.5
Net cash provided by operating activities	4,174.3	4,575.1	3,749.1
INVESTING ACTIVITIES:
Purchases of investments	(674.4)	(1,585.7)	(567.4)
Sales of investments	1,054.5	680.7	600.6
Maturities and calls of investments	149.6	27.9	18.8
Acquisitions, net of cash acquired	—	—	(284.3)
Additions to property, plant and equipment	(1,519.4)	(1,440.3)	(1,303.7)
Net proceeds from sale of equity in joint ventures and certain retail operations	85.4	69.6	8.9
Other	54.3	24.9	6.8
Net cash used by investing activities	(850.0)	(2,222.9)	(1,520.3)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	750.2	1,254.5	848.5
Repayments of long-term debt	(400.0)	—	(610.1)
Cash used for purchase of non-controlling interest	—	—	(360.8)
Proceeds from issuance of common stock	150.8	160.7	191.8
Excess tax benefit on share-based awards	77.5	122.8	132.4
Cash dividends paid	(1,450.4)	(1,178.0)	(928.6)
Repurchase of common stock	(2,042.5)	(1,995.6)	(1,436.1)
Minimum tax withholdings on share-based awards	(82.8)	(106.0)	(75.5)
Other	(4.4)	(8.4)	(18.1)
Net cash used by financing activities	(3,001.6)	(1,750.0)	(2,256.5)
Effect of exchange rate changes on cash and cash equivalents	10.8	(3.5)	(150.6)
Net increase/(decrease) in cash and cash equivalents	333.5	598.7	(178.3)
CASH AND CASH EQUIVALENTS:
Beginning of period	2,128.8	1,530.1	1,708.4
End of period	$2,462.3	$2,128.8	$1,530.1
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$96.6	$74.7	$69.5
Income taxes, net of refunds	$1,389.1	$878.7	$1,072.2

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Oct 1, 2017	Oct 2, 2016	Change
Revenues	$3,583.8	$3,615.5	(1)%
Comparable Store Sales Growth(1)	2%	4%
Change in Transactions	0%	(1%)
Change in Ticket	2%	6%
(1) Includes only Starbucks company-operated stores open 13 months or longer. For fiscal 2016, comparable store sales percentages were calculated excluding the 53rd week.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Year Ended		Stores open as of
	Oct 1, 2017	Oct 2, 2016	Oct 1, 2017	Oct 2, 2016	Oct 1, 2017	Oct 2, 2016
	(13 Weeks Ended)	(14 Weeks Ended)	(52 Weeks Ended)	(53 Weeks Ended)
Americas:
Company-operated stores	112	144	394	348	9,413	9,019
Licensed stores	145	163	558	456	7,146	6,588
Total Americas	257	307	952	804	16,559	15,607
China/Asia Pacific(1):
Company-operated stores	(28)	136	259	359	3,070	2,811
Licensed stores	324	180	777	622	4,409	3,632
Total China/Asia Pacific	296	316	1,036	981	7,479	6,443
EMEA(2):
Company-operated stores	(4)	(18)	(21)	(214)	502	523
Licensed stores	108	95	353	494	2,472	2,119
Total EMEA	104	77	332	280	2,974	2,642
All Other Segments(3):
Company-operated stores	(54)	(7)	(68)	(17)	290	358
Licensed stores	—	(3)	2	(6)	37	35
Total All Other Segments	(54)	(10)	(66)	(23)	327	393

Total Company	603	690	2,254	2,042	27,339	25,085

(1) China/Asia Pacific store data includes the transfer of 133 company-operated retail stores in Singapore to licensed stores as a result of the sale to Maxim's Caterers Limited in the fourth quarter of fiscal 2017.

(2) EMEA store data includes the transfer of 144 Germany company-operated retail stores to licensed stores as a result of the sale to AmRest Holdings SE in the third quarter of fiscal 2016.
(3) As of October 1, 2017, All Other Segments included 325 Teavana-branded stores, of which 288 stores were company-operated.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS exclude the below listed items. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS are operating income, operating margin and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Sale of Singapore retail operations
Management excludes the net gain and associated transaction costs related to the sale of our Singapore retail operations as these items do not reflect future gains, losses or tax impacts and do not contribute to a meaningful evaluation of the company's past or future operating performance.

Greater China transaction costs
Management excludes transaction costs related to the East China acquisition and the Taiwan divestiture as these incremental costs are specific to the purchase and sale activities that do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

Restructuring and impairment charges
Management excludes restructuring and impairment charges related to strategic shifts in its Teavana and e-commerce business units as well as related to divesting certain lower margin businesses and assets, such as closure of certain company-operated stores. These expenses are anticipated to be completed within a finite period of time. Additionally, management excludes goodwill impairment charges related to its Switzerland retail business. These expenses do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

Starbucks Japan acquisition-related items
Management excludes Starbucks Japan integration costs and amortization of the acquired intangible assets when evaluating performance because these expenses are not representative of our core business operations. Although these items will affect earnings per share beyond the current fiscal year, the majority of these costs will be recognized over a finite period of time. Integration costs are expected to be concentrated in the first several years post-acquisition. Additionally, future amortization of the acquired intangible assets was fixed at the time of acquisition and generally cannot subsequently be changed or influenced by management.

Sale of Germany retail operations
Management excludes the net gain, associated costs and changes in estimated indemnifications related to the sale of our Germany retail operations as these items do not reflect future gains, losses or tax impacts and do not contribute to a meaningful evaluation of the company's past or future operating performance.

The Starbucks Foundation donation
Management excludes the company's largest donation to a non-profit organization as this item does not contribute to a meaningful evaluation of the company's future operating performance or comparisons to the company's past operating performance.

Other tax matters	Management excludes incremental tax benefits in the U.S. as these tax benefits do not contribute to a meaningful evaluation of the company's past or future operating performance.
Non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

($ in millions)	Quarter Ended
Consolidated	Oct 1, 2017	Oct 2, 2016	Change
	(13 Weeks Ended)	(14 Weeks Ended)
Operating income, as reported (GAAP)	$1,022.5	$1,227.5	(16.7)%
Sale of Singapore retail operations (1)	1.4	—
Greater China transaction costs	3.9	—
Restructuring and impairment charges (2)	44.6	—
Starbucks Japan acquisition-related items (3)	15.9	16.7
The Starbucks Foundation donation	50.0	—
Non-GAAP operating income	1,138.3	1,244.2	(8.5)%
Impact of the extra week - Q4 FY16	—	137.3
Non-GAAP operating income	$1,138.3	$1,106.9	2.8%

Operating margin, as reported (GAAP)	17.9%	21.5%	(360) bps
Sale of Singapore retail operations (1)	—	—
Greater China transaction costs	0.1	—
Restructuring and impairment charges (2)	0.8	—
Starbucks Japan acquisition-related items (3)	0.3	0.3
The Starbucks Foundation donation	0.9	—
Non-GAAP operating margin	20.0%	21.8%	(180) bps
Impact of the extra week - Q4 FY16	—	0.9
Non-GAAP operating margin	20.0%	20.9%	(90) bps

Diluted net earnings per share, as reported (GAAP)	$0.54	$0.54	0.0%
Sale of Singapore retail operations (1)	(0.06)	—
Greater China transaction costs	—	—
Restructuring and impairment charges (2)	0.03	—
Starbucks Japan acquisition-related items (3)	0.01	0.01
Sale of Germany retail operations(4)	—	0.02
The Starbucks Foundation donation	0.03	—
Income tax effect on Non-GAAP adjustments (5)	(0.02)	(0.01)
Non-GAAP net earnings per share	$0.55	$0.56	(1.8)%
Impact of the extra week - Q4 FY16	—	(0.09)
Income tax effect on the impact of the extra week - Q4 FY16 (5)	—	0.03
Non-GAAP net earnings per share	$0.55	$0.50	10.0%

(1)
Transaction costs of $1.4 million associated with the transfer of Singapore company-operated retail stores to licensed stores are recorded within operating income; gain from the sale of $83.9 million is recorded within interest income and other, net.

(2)
Represents restructuring and impairment charges of $33.3 million associated with our restructuring efforts. Inventory write-offs of $11.3 million related to these efforts were recorded within cost of sales including occupancy costs.

(3)
Includes ongoing amortization expense of acquired intangible assets associated with the acquisition and post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(4)	Represents additional cost incurred associated with the sale of our Germany retail operations.

(5)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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($ in millions)	Year Ended
Consolidated	FY17	FY16
	(52 Weeks Ended)	(53 Weeks Ended)	Change
Operating income, as reported (GAAP)	$4,134.7	$4,171.9	(0.9)%
Sale of Singapore retail operations (1)	1.4	—
Greater China transaction costs	3.9	—
Restructuring and impairment charges (2)	164.8	—
Starbucks Japan acquisition-related items (3)	57.7	57.4
Sale of Germany retail operations(4)	—	2.8
The Starbucks Foundation donation	50.0	—
Non-GAAP operating income	4,412.5	4,232.1	4.3%
Impact of the extra week - Q4 FY16	—	137.3
Non-GAAP operating income	$4,412.5	$4,094.8	7.8%

Operating margin, as reported (GAAP)	18.5%	19.6%	(110) bps
Sale of Singapore retail operations (1)	—	—
Greater China transaction costs	—	—
Restructuring and impairment charges (2)	0.7	—
Starbucks Japan acquisition-related items (3)	0.3	0.3
Sale of Germany retail operations(4)	—	—
The Starbucks Foundation donation	0.2	—
Non-GAAP operating margin	19.7%	19.9%	(20) bps
Impact of the extra week	—	0.3
Non-GAAP operating margin	19.7%	19.6%	10 bps

Diluted net earnings per share, as reported (GAAP)	$1.97	$1.90	3.7%
Sale of Singapore retail operations (1)	(0.06)	—
Greater China transaction costs	—	—
Restructuring and impairment charges (2)	0.11	—
Starbucks Japan acquisition-related items (3)	0.04	0.04
Sale of Germany retail operations(4)	(0.01)	—
The Starbucks Foundation donation	0.03	—
Income tax effect on Non-GAAP adjustments(5)	(0.04)	(0.01)
Other tax matters (6)	—	(0.01)
Non-GAAP net earnings per share	$2.06	$1.91	7.9%
Impact of the extra week - Q4 FY16	—	(0.09)
Income tax effect on the impact of the extra week - Q4 FY16 (5)	—	0.03
Non-GAAP net earnings per share	$2.06	$1.85	11.4%

(1)
Transaction costs of $1.4 million associated with the transfer of Singapore company-operated retail stores to licensed stores are recorded within operating income; gain from the sale of $83.9 million is recorded within interest income and other, net.

(2)
Represents restructuring and impairment charges of $153.5 million associated with our restructuring efforts. Inventory write-offs of $11.3 million related to these efforts were recorded within cost of sales including occupancy costs.

(3)
Includes ongoing amortization expense of acquired intangible assets associated with the acquisition and post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(4)
Costs incurred in Q3 FY16 associated with the sale of Germany retail operations are recorded within operating income. Gain and subsequent adjustment on sale of Germany retail operations is recorded within interest income and other, net.

(5)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

(6)	Other tax matters include incremental benefit from additional domestic manufacturing deductions claimed in our U.S. consolidated tax returns for periods prior to the years presented.
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